Exhibit 10.31
eResearchTechnology, Inc.
Amended and Restated 2003 Equity Incentive Plan
1. Purpose
The purpose of the Amended and Restated 2003 Equity Incentive Plan (referred to herein as the “Plan”) of eResearchTechnology, Inc. (the “Company”) is to provide a means by which certain employees and directors of, and others providing services to or having a relationship with, the Company and its subsidiaries (as such term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”)) may be given an opportunity to acquire shares of common stock of the Company (“Common Stock”) or receive compensation based on the value of such shares. The Plan is intended to promote the interests of the Company by encouraging stock ownership on the part of such individuals, by enabling the Company and its subsidiaries to secure and retain the services of highly qualified persons, and by providing such individuals with an additional incentive to advance the success of the Company and its subsidiaries.
2. Administration
A. General. The Plan shall be administered by a Committee consisting of not less than two directors (the “Committee”) to be appointed from time to time by the Board of Directors. Membership on the Committee shall in any event be limited to those members of the Board who (i) are “Non-Employee Directors” as defined in the regulations promulgated by the Securities and Exchange Commission pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any successor statute or regulation, and (ii) “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee shall have the power to: (a) determine the individuals to whom awards (“Grants”) may be made under the Plan; (b) determine the type, size and terms of any such Grants, including options to purchase common stock (“Stock Options”) and awards of shares of common stock subject to restrictions established by the Committee (“Restricted Stock”); (c) determine the time when any such Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and/or forfeiture and acceleration of exercisability and acceleration or waiver of forfeiture; (d) construe the provisions of the Plan and (e) adopt rules and regulations governing the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding upon all persons to whom Grants may be made under the Plan. All power and authority granted hereunder to the Committee may, at the discretion of the Board of Directors, be exercised by the Board of Directors, and unless the context clearly indicates otherwise, all references herein to the “Committee” shall be deemed to refer to the Board of Directors in the absence of the appointment of the Committee or in the event of the exercise by the Board of Directors of the Committee’s power and authority. The members of the Board of Directors or the Committee shall not be liable for any action or determination made in good faith with respect to the Plan or to any Grant awarded pursuant thereto.

Deferral Eligible Grantees and Outside Directors (as defined in Section 9N) may elect to defer the receipt of Restricted Stock Units (as defined in Section 8A) as provided in Section 9. The deferral provisions of Section 9 and the other provisions of the Plan relating to the deferral of Restricted Stock Units are unfunded and maintained primarily for the purpose of providing directors and a select group of management or highly compensated employees the opportunity to defer the receipt of compensation otherwise payable to such directors and eligible employees in accordance with the terms of the Plan.
B. Additional Powers. The Committee may: (i) modify or restrict exercise procedures and any other Plan procedures; (ii) establish local country plans as subplans to this Plan, each of which may be attached as an Appendix hereto and to the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of awarding Grants in jurisdictions outside the United States under such a subplan, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside the United States; (iii) take any action, before or after a Grant is awarded, which it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals; provided that the Committee may not take any action hereunder which would violate any securities law or any governing statute.
3. Eligibility
The persons who shall be eligible to participate in this Plan and receive Grants hereunder shall be the Company’s directors and such employees and other individuals who provide services to or otherwise have a relationship with the Company or its subsidiaries as the Committee shall from time to time determine. An eligible individual may receive more than one Grant under the Plan and Grants of more than one type under the Plan.
4. Allotment of Shares
Subject to Section 13 of the Plan, the shares of the Common Stock, $0.01 par value, of the Company that may be issued under the Plan shall be 10,818,625 shares, all of which may be used for Grants of Incentive Stock Options (as hereinafter defined). Such shares may be authorized and unissued shares (that are not reserved for any other purpose) or shares issued and subsequently reacquired by the Company. Without limiting the generality of the foregoing, whenever the Company receives shares of Common Stock in connection with the exercise of or payment for any Stock Options granted under the Plan, only the net number of shares actually issued shall be counted against the foregoing limit. Shares that by reason of the expiration of a Stock Option or otherwise are no longer subject to purchase pursuant to a Stock Option granted under the Plan and shares representing Restricted Stock that is forfeited to the Company may be available for subsequent Grants under the Plan. Notwithstanding anything to the contrary set forth in the Plan, the maximum number of shares of Common Stock for which Grants may be granted to any employee in any calendar year shall be 675,000 shares, all of which may be used for Grants of Incentive Stock Options (as hereinafter defined).

5. Effective Date and Term of Plan
The effective date of the Plan was April 22, 2003. The Plan shall terminate on April 22, 2013, but the Board of Directors may terminate the Plan at any time prior thereto. Termination of the Plan shall not alter or impair, without the consent of the recipient of a Grant hereunder, any of the rights or obligations of any Grant theretofore awarded under the Plan, except as specifically authorized herein.
6. Terms and Conditions
A. All Stock Options. Stock Options granted pursuant to this Plan shall be evidenced by Stock Option award letters in such form not inconsistent with the Plan as the Committee shall from time to time approve. Nothing in this Plan or any Stock Option granted hereunder shall govern the employment rights and duties between the option holder and the Company or subsidiary. Neither this Plan, nor any grant or exercise pursuant thereto, shall constitute an employment agreement among such parties. The following shall also apply to all Stock Options granted under the Plan.
(i) Option Price
The option price per share of Common Stock for each Stock Option shall be determined by the Committee, consistent with the provisions of this Plan.
(ii) Time of Exercise of Option
Except as otherwise set forth herein, the Committee shall establish the option period and time or times within the option period when the Stock Option may be exercised in whole or in such parts as may be specified from time to time by the Committee, provided that no Stock Option shall be exercisable after ten years from the date of grant thereof. Unless otherwise determined by the Committee in its sole discretion, no Stock Option shall be exercisable until after the expiration of six months from the date of grant. The Committee may in its discretion accelerate the time or times when any particular Stock Option held by said option holder may be so exercised so that such time or times are earlier than those originally provided in the Stock Option agreement, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate. In all cases, exercise of a Stock Option shall be subject to the provisions of Section 6A(vi).
(iii) Payment and Manner of Exercise
(a) Payment Upon Exercise of Shares. Full payment for shares purchased upon the exercise of a Stock Option shall be made pursuant to one or more of the following methods as determined by the Committee and set forth in the Grant document:
(A) In cash;
(B) By certified check payable to the order of the Company;

(C) By surrendering shares with an aggregate Fair Market Value equal to the aggregate option price; provided, however, that the option price may not be paid in shares if the Committee determines that such method of payment would result in liability under section 16(b) of the Securities Exchange Act of 1934 to a participant. Except as otherwise provided by the Committee, if payment is made in whole or in part by surrendering shares, the participant shall deliver to the Company certificates registered in the name of such participant representing shares legally and beneficially owned by such participant, free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of delivery that is equal to or greater than the aggregate option price for the option shares subject to payment by the surrender of shares, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates. The Committee may impose such limitations and prohibitions on the use of shares to exercise an Option as it deems appropriate; or
(D) Via cashless exercise, such that subject to the other terms and conditions of the Plan, following the date of exercise, the Company shall deliver to the participant shares having a Fair Market Value, as of the date of exercise, equal to the excess, if any, of (I) the Fair Market Value of such shares on the date of exercise of the Option over (II) the sum of (1) the aggregate option price for such shares, plus (2) the applicable tax withholding amounts (as determined pursuant to Section 17) for such exercise; provided that in connection with such cashless exercise that would not result in the issuance of a whole number of shares, the Company shall withhold cash that would otherwise be payable to the participant from its regular payroll or the participant shall deliver cash or a certified check payable to the order of the Company for the balance of the option price for a whole share to the extent necessary to avoid the issuance of a fractional share or the payment of cash by the Company.
(b) Upon exercise, the Company shall deliver to the Option holder (or other person entitled to exercise the Stock Option), at the principal office of the Company, or such other place as shall be mutually agreed upon, a certificate or certificates for such shares; provided, however, that the time of delivery may be postponed by the Company for such periods as may be required for it with reasonable diligence to comply with any requirements of law; and provided further that in the event the Common Stock that is issuable upon exercise is not registered under the Securities Act of 1933, then the Company may require that the registered owner deliver an investment representation in form acceptable to the Company and its counsel, and the Company will place a legend on the certificate for such Common Stock restricting the transfer of same. There shall be no obligation or duty for the Company to register under the Securities Act of 1933 at any time the Common Stock issuable upon exercise of the Stock Option. If the option holder (or other person entitled to exercise the Stock Option) fails to accept delivery, the option holder’s payment shall be returned and the right to exercise the Stock Option with respect to such undelivered shares shall be terminated.
(c) The Committee may also, in its discretion and subject to prior notification to the Company by an option holder, permit an option holder to enter into an agreement with the Company’s transfer agent or a brokerage firm of national standing whereby the option holder will simultaneously exercise the Stock Option and sell the shares acquired thereby through the Company’s transfer agent or such brokerage firm and either the Company’s transfer agent or the brokerage firm executing the sale will remit to the Company from the proceeds of sale the exercise price of the shares as to which the Stock Option has been exercised.

(d) The Company may, at any time, offer to buy out one or more Stock Options for payment in cash, based on such terms and conditions as the Committee shall establish and communicate to the option holder at the time that such offer is made; provided that no such purchase shall be made at a price greater than the excess, if any, of the Fair Market Value of the Common Stock on the date of purchase over the option price per share for any Stock Option so purchased.
(iv) Non-Transferability of Stock Option
A Stock Option by its terms shall not be assignable or transferable by the option holder otherwise than by will or by the laws of descent and distribution.
(v) Rights after Termination of Employment
In the event of termination of employment due to any cause other than death or disability, rights to exercise the Stock Option to the extent otherwise exercisable on the date of termination of employment, or to any greater extent permitted by the Committee, shall terminate three months following cessation of employment. In the event of termination of employment due to disability (within the meaning of Section 22(e)(3) of the Code) or death, such option holder or executor, administrator or devisee of an option holder, shall have the right to exercise such Stock Option (to the extent otherwise exercisable on the date of death or disability) at any time within one year after cessation of employment by reason of such disability or death. In the event of termination of employment for any reason, including death or disability, any portion of the Stock Option not exercisable on the date of such termination of employment shall expire unless otherwise provided by this Plan or the Committee in its sole discretion.
(vi) Fair Market Value
“Fair Market Value” on any date means: (a) if the Common Stock is listed on a national securities exchange, the closing price reported as having occurred on the primary exchange with which the Common Stock is listed and traded; (b) if the Common Stock is not listed on any national securities exchange but is quoted in the Nasdaq Stock Market on a last sale basis, the last sale reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (c) if the Common Stock is not listed on a national securities exchange nor quoted in the Nasdaq Stock Market on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Common Stock in accordance with the Code and regulations promulgated thereunder.
(vii) No Repricing Without Stockholder Approval.
Notwithstanding anything in the Plan to the contrary, without the prior approval of the stockholders of the Company, the Committee may not: (a) reduce the option price of any Stock Option after it is granted; (b) cancel any Stock Option at a time when the option price thereof exceeds the Fair Market Value of the Common Stock in exchange for another Stock Option or other Grant hereunder unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction or (c) take any other action that would be treated as a repricing under generally accepted accounting principles as applied in the United States.

B. Non-Qualified Stock Options. The Committee may, in its discretion, grant Stock Options under the Plan which, in whole or in part, do not qualify as incentive stock options under Section 422 of the Code (“Non-Qualified Options”). The terms and conditions of the Non-Qualified Options shall be governed by Section 6A above. The option price per share for each Non-Qualified Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date the Stock Option is granted. The Fair Market Value shall be determined as set forth in Section 6A(vi) above.
C. Incentive Stock Options. The Committee may, in its discretion, grant Stock Options under the Plan, which qualify, in whole or in part, as incentive stock options (“Incentive Stock Option”) under Section 422 of the Code. In addition to the terms and conditions set forth in Section 6A above, the following terms and conditions shall govern any Incentive Stock Option issued under the Plan:
(i) Maximum Fair Market Value of Incentive Stock Options
No option holder may have Incentive Stock Options that become exercisable for the first time in any calendar year (under all Incentive Stock Option plans of the Company and its subsidiary corporations) with an aggregate Fair Market Value (determined as of the time such Incentive Stock Option is granted) in excess of $100,000.
(ii) Option Price
The option price per share for each Incentive Stock Option shall be 100% of the Fair Market Value of the Common Stock on the date the Stock Option is granted; provided, however, that in the case of the grant to an option holder who owns Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, the option price of such Stock Option shall be at least 110% of the Fair Market Value of the Common Stock on the date the Stock Option is granted. The Fair Market Value shall be determined as prescribed in Section 6A(vi) above.
(iii) Period of Stock Option
Each Incentive Stock Option shall expire ten years from the date it is granted or at the end of such shorter period as may be designated by the Committee on the date of grant; provided, however, that in the case of the grant of an Incentive Stock Option to an option holder who owns Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, such Stock Option shall not be exercisable after the expiration of five years from the date it is granted.

(iv) Eligible Participants
Incentive Stock Options may be issued only to employees of the Company or its parent or subsidiary corporation or corporations.
(v) Interpretation
No term of the Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any direct discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code.
D. Substitution of Options. Options may be granted under the Plan from time to time in substitution for Stock Options held by employees of other corporations who are about to become, and who do concurrently with the grant of such Stock Options become, employees of the Company or a subsidiary of the Company as a result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or the acquisition by the Company or a subsidiary of the Company of the assets of the employing corporation or the acquisition by the Company or a subsidiary of the Company of stock of the employing corporation. The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in this Section 6 to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Stock Options in substitution for which they are granted.
7. Stock Appreciation Rights.
A. General Requirements. “Stock Appreciation Right” means the right, pursuant to an award granted under Section 7 hereof, to cash and/or shares of stock in an amount equal to the difference between (i) the Fair Market Value, as of the date such right (or such portion thereof) is exercised, of the shares of Stock covered by such right (or such portion thereof) and (ii) the base amount established by the Committee with respect to such right (or such portion thereof).
B. Grant and Exercise. Stock Appreciation Rights may be granted separate from or in conjunction with all or part of any Stock Option granted under the Plan and shall be nontransferable except that, subject to Section 6A(iv) hereof, a Stock Appreciation Right shall be transferable upon transfer of the related Stock Option. In the case of a Non-Qualified Stock Option, Stock Appreciation Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, Stock Appreciation Rights may be granted only at the time of the grant of such Stock Option.
A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right. A Stock Appreciation Right not granted in connection with a Stock Option shall terminate at the time specified in the grant.

A Stock Appreciation Right granted in connection with a Stock Option may be exercised by an optionee, in accordance with Section 6A(iii) of the Plan, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6A(iii) of the Plan. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised. A Stock Appreciation Right not granted in connection with a Stock Option may be exercised by the grantee’s delivery to the Committee of a notice of exercise, in the form prescribed by the Committee.
C. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, in its sole discretion, including the following:
(i) Stock Appreciation Rights shall be exercisable only at such time or times established by the Committee. Stock Appreciation Rights granted in connection with Stock Options shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 6 and this Section 7 of the Plan.
(ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the base amount established by the Committee, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. In the case of a Stock Appreciation Right granted in connection with a Stock Option the base amount shall be the exercise price of the related Stock Option.
(iii) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related, if any, shall be deemed to have been exercised for the purpose of the limitation set forth in Section 4 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise, if any, based on the value of the Stock Appreciation Right at such time.
(iv) A Stock Appreciation Right granted in connection with a Stock Option may be exercised only if and when the market price of the Stock subject to the Stock Option exceeds the exercise price of such Stock Option.

8. Restricted Stock and Restricted Stock Units
A. General Requirements. The Committee may issues shares of Restricted Stock and Restricted Stock Units (as hereinafter defined) upon such terms and conditions as the Committee deem appropriate under this Section 8. Restricted Stock and Restricted Stock Units shall be set forth in writing as determined from time to time by the Committee, consistent with the following provisions of this Section 8. Restricted Stock and Restricted Stock Units may be issued for consideration or for no consideration (except as required by applicable law) and subject to such restrictions as the Committee may determine. The Committee may establish conditions under which restrictions on Restricted Stock and Restricted Stock Units lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. “Restricted Stock Unit” shall mean a unit that entitles the participant, upon the Vesting Date set forth in a Grant, to receive one share of the Company’s Common Stock.
B. Number of Shares. Subject to Section 4 hereof, the Committee shall determine the number of shares of Restricted Stock and the number of Restricted Stock Units to be awarded pursuant to any Grant and the restrictions applicable to such shares.
C. Requirement of Employment or Service. If the participant ceases to be employed by, or provide service to, the Company, or if any other specified conditions are not met, any Restricted Stock or Restricted Stock Units as to which the restrictions have not then lapsed shall automatically be forfeited to the Company, and those shares of Restricted Stock that may previously have been issued shall be immediately returned to the Company. The Committee may provide for complete or partial exceptions to this requirement as it deems appropriate.
D. Restrictions on Transfer. A participant may not sell, assign, transfer, pledge or otherwise dispose of any Restricted Stock that remain subject to forfeiture in accordance with the terms of the Grant thereof except by will or in accordance with the laws of descent and distribution upon death. Each certificate representing Restricted Stock will contain a legend giving appropriate notice of the restrictions in the Grant. The participant shall be entitled to have the restrictive legend removed from a stock certificate covering Restricted Stock as to which all restrictions have lapsed. The Committee may determine that the Company will not issue certificates for Grants of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of such certificates until all restrictions on such shares have lapsed.
E. Right to Vote and To Receive Dividends. The Committee shall determine to what extent, and under what conditions, the holder of Restricted Stock shall have the right to vote such shares and the holder of Restricted Stock or Restricted Stock Units shall have the right to receive any dividends or dividend equivalents or other distributions paid with respect to shares of Restricted Stock or shares issuable with respect to Restricted Stock Units at any time that such shares remain subject to forfeiture. The Committee may determine that a participant’s entitlement to dividends or other distributions with respect to Restricted Stock or Restricted Stock Units may be subject to achievement of performance goals or other conditions.

9. Deferral Elections
A participant may elect to defer the receipt of shares that would otherwise be issuable with respect to Restricted Stock Units as to which a Vesting Date has not occurred, as provided by the Committee in the Grant consistent, however, with the provisions of this Section 9. Capitalized terms used in this Section 9 but not previously defined in the Plan shall have the meanings set forth in Section 9N.
A. Initial Election.
(i) Election. Each participant who is an Outside Director or a Deferral Eligible Employee shall have the right to defer the receipt of some or all of the shares issuable with respect to Restricted Stock Units as to which a Vesting Date has not yet occurred, by filing an Initial Election to defer the receipt of such shares on a form provided by the Committee for this purpose.
(ii) Deadline for Initial Election. No Initial Election to defer the receipt of shares issuable with respect to Restricted Stock Units that are not Performance-Based Compensation shall be effective unless it is filed with the Committee on or before the 30 th day following the date of grant and 12 or more months in advance of the applicable Vesting Date. No Initial Election to defer the receipt of shares issuable with respect to Restricted Stock Units that are Performance-Based Compensation shall be effective unless it is filed with the Committee at least six months before the end of the Performance Period during which such Performance-Based Compensation may be earned.
B. Effect of Failure of Vesting Date to Occur. An Election shall be null and void if a Vesting Date with respect to the Restricted Stock Units does not occur before the distribution date for shares issuable with respect to such Restricted Stock Units identified in such Election.
C. Deferral Period. Except as otherwise provided in Section 9D, all shares issuable with respect to Restricted Stock Units that are subject to an Election shall be delivered to the participant (or the participant’s Successor-in-Interest) without any legend or restrictions (except those that may be imposed by the Committee, in its sole judgment, under Section 25G), on the distribution date for such shares designated by the participant on the most recently filed Election. Subject to acceleration or deferral pursuant to Section 9D, no distribution may be made earlier than January 2nd of the third calendar year beginning after the Vesting Date, nor later than January 2nd of the eleventh calendar year beginning after the Vesting Date. The distribution date may vary with each separate Election.
D. Additional Elections. Notwithstanding anything in this Section 9D to the contrary, no Subsequent Election shall be effective until 12 months after the date on which such Subsequent Election is made.
(i) Each active participant who has previously made an Initial Election to defer a distribution of part or all of his or her Account, or who, pursuant to this Section 9D(i) has made a Subsequent Election to defer the distribution date for shares issuable with respect to Restricted Stock Units for an additional period from the originally-elected distribution date, may elect to defer the distribution date for a minimum of five and a maximum of ten additional years from the previously-elected distribution date, by filing a Subsequent Election with the Committee on or before the close of business at least one year before the date on which the distribution would otherwise be made.

(ii) A deceased participant’s Successor-in-Interest may elect to: (A) file a Subsequent Election to defer the distribution date for the deceased participant’s shares issuable with respect to Restricted Stock Units for five additional years from the date a distribution would otherwise be made; or (B) file an Acceleration Election to accelerate the distribution date for the deceased participant’s shares issuable with respect to Restricted Stock Units from the date a distribution would otherwise be made to a date that is as soon as practicable following the deceased participant’s death. A Subsequent Election must be filed with the Committee at least one year before the date on which the distribution would otherwise be made, as reflected on the deceased participant’s last Election. An Acceleration Election pursuant to this Section 9D(ii) must be filed with the Committee as soon as practicable following the deceased participant’s death, as determined by the Committee.
(iii) A Disabled participant may elect to accelerate the distribution date of the Disabled participant’s shares issuable with respect to Restricted Stock Units from the date a distribution would otherwise be made to a date that is as soon as practicable following the date the Disabled participant became disabled. An Acceleration Election pursuant to this Section 9D(iii) must be filed with the Committee as soon as practicable following the date the participant becomes Disabled, as determined by the Committee.
(iv) A retired participant may elect to defer the distribution date of the retired participant’s shares issuable with respect to Restricted Stock Units for five additional years from the date a distribution would otherwise be made. A Subsequent Election must be filed with the Committee at least one year before the date on which the distribution would otherwise be made, as reflected on the retired participant’s last Election.
E. Discretion to Provide for Distribution in Full Upon or Following a Change of Control. To the extent permitted by Section 409A, in connection with a Change of Control, and for the 12-month period following a Change of Control, the Committee may exercise its discretion to terminate the deferral provisions of the Plan and, notwithstanding any other provision of the Plan or the terms of any Initial Election or Subsequent Election, distribute the Account of each participant in full and thereby effect the revocation of any outstanding Initial Elections or Subsequent Elections.
F. Hardship. Notwithstanding the terms of an Initial Election or Subsequent Election, if, at the participant’s request, the Committee determines that the participant has incurred a Hardship, the Committee may, in its discretion, authorize the immediate distribution of all or any portion of the participant’s Account and thereby effect the revocation of any outstanding Initial Elections or Subsequent Elections with respect to the portion of the participant’s account so distributed.
G. Separation from Service. Notwithstanding the terms of an Initial Election or Subsequent Election, if the Committee determines that the participant has incurred a separation from service, as defined in Treasury Regulations section 1.409A-1(h), the Committee may, in its discretion authorize the immediate distribution of all or any portion of the participant’s Account and thereby effect the revocation of any outstanding Initial Elections or Subsequent Elections with respect to the portion of the participant’s account so distributed.

H. Other Acceleration Events. To the extent permitted by Section 409A, notwithstanding the terms of an Initial Election or Subsequent Election, distribution of all or part of a participant’s Account may be made:
(i) To fulfill a domestic relations order (as defined in section 414(p)(1)(B) of the Code) to the extent permitted by Treasury Regulations section 1.409A-3(j)(4)(ii) or any successor provision of law).
(ii) To the extent necessary to comply with laws relating to avoidance of conflicts of interest, as provided in Treasury Regulation section 1.409A-3(j)(4)(iii) (or any successor provision of law).
(iii) To pay employment taxes to the extent permitted by Treasury Regulation section 1.409A-3(j)(4)(vi) (or any successor provision of law).
(iv) In connection with the recognition of income as the result of a failure to comply with Section 409A, to the extent permitted by Treasury Regulation section 1.409A-3(j)(4)(vii) (or any successor provision of law).
(v) To pay state, local or foreign taxes to the extent permitted by Treasury Regulation section 1.409A-3(j)(4)(xi) (or any successor provision of law).
(vi) In satisfaction of a debt of a participant to the Company where such debt is incurred in the ordinary course of the service relationship between the participant and the Company, to the extent permitted by Treasury Regulation section 1.409A-3(j)(4)(xiii) (or any successor provision of law).
(vii) In connection with a bona fide dispute as to a participant’s right to payment, to the extent permitted by Treasury Regulation section 1.409A-3(j)(4)(xiv) (or any successor provision of law).
I. Book Accounts. An Account shall be established for each participant who makes an Election. Deferred Stock Units shall be credited to the Account as of the date of the Election, provided that the Election satisfies the requirements of Section 9A(ii) or Section 9D, if applicable. Each Deferred Stock Unit will represent a hypothetical share of Common Stock credited to the Account in lieu of delivery of each share to which the Election applies.
J. Crediting of Income, Gains and Losses on Accounts. The value of a participant’s Account as of any date shall be determined as if it were invested in the Company Stock Fund.
K. Participants’ Status as General Creditors. A participant’s right to delivery of shares subject to an Election under this Section 9 shall at all times represent the general obligation of the Company. The participant shall be a general creditor of the Company with respect to this obligation, and shall not have a secured or preferred position with respect to such obligation. Nothing contained in the Plan or a Grant shall be deemed to create an escrow, trust, custodial account or fiduciary relationship of any kind. Nothing contained in the Plan or a Grant shall be construed to eliminate any priority or preferred position of a participant in a bankruptcy matter with respect to claims for wages.

L. Non-Assignability, Etc. The right of a participant to receive shares subject to an Election under this Section 9 shall not be subject in any manner to attachment or other legal process for the debts of such participant; and no right to receive shares or cash payments hereunder shall be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.
M. Required Suspension of Payment of Benefits. Notwithstanding any provision of the Plan or any participant’s election as to the date or time of payment of any benefit payable under the Plan, to the extent compliance with the requirements of Treas. Reg. § 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Section 409A to payments due to the participant upon or following his separation from service, then notwithstanding any other provision of this Plan, any such payments that are otherwise due within six months following the participant’s separation from service will be deferred and paid to the participant in a lump sum immediately following that six month period.
N. Defined Terms.
(i) “Acceleration Election” means a written election on a form provided by the Committee, pursuant to which a Deceased participant’s Successor-in-Interest or a Disabled participant elects to accelerate the distribution date of shares issuable with respect to Restricted Stock Units.
(ii) “Account” means unfunded bookkeeping accounts established and maintained by the Committee in the names of the respective participants to which Deferred Stock Units, dividend equivalents and earnings on dividend equivalents shall be credited with respect to the portion of the Account allocated to the Company Stock Fund.
(iii) “Change of Control” shall have the meaning provided in Treasury Regulations section 1.409A-3(i)(5).
(iv) “Company Stock Fund” means a hypothetical investment fund pursuant to which Deferred Stock Units are credited with respect to a portion of a Grant subject to an Election.
(v) “Deferral Eligible Employee” means a participant who is awarded Restricted Stock Units by the Committee.
(vi) “Deferred Stock Units” means the hypothetical shares of Common Stock credited to an Account in lieu of delivery of each share to which an Election applies.
(vii) “Disability” shall have the meaning ascribed in Section 22(e)(3) of the Code .
(viii) “Election” means, as applicable, an Initial Election, a Subsequent Election, or an Acceleration Election.
(ix) “Hardship” means an “unforeseeable emergency,” as defined in Section 409A. The Committee shall determine whether the circumstances of the participant constitute an unforeseeable emergency and thus a Hardship. Following a uniform procedure, the Committee’s determination shall consider any facts or conditions deemed necessary or advisable by the Committee, and the participant shall be required to submit any evidence of the participant’s circumstances that the Committee requires. The determination as to whether the participant’s circumstances are a case of Hardship shall be based on the facts of each case; provided however, that all determinations as to Hardship shall be uniformly and consistently made for all participants in similar circumstances.

(x) “Initial Election” means a written election on a form provided by the Committee, pursuant to which a participant: (i) elects, within the time or times specified in Section 9A, to defer the distribution date of shares issuable with respect to Restricted Stock Units; and (ii) designates the distribution date of such shares.
(xi) “Outside Director” means any individual who serves as a member of the Board of Directors of the Company and who is neither (i) an employee of the Company, (ii) the beneficial owner of 10% or more of the outstanding Common Stock of the Company (a “Significant Holder”), or (iii) a stockholder, member or partner of any entity which itself is a Significant Holder.
(xii) “Subsequent Election” means a written election on a form provided by the Committee, filed with the Committee in accordance with Section 9D, pursuant to which a participant: (i) elects, within the time or times specified in Section 9A, to further defer the distribution date of shares issuable with respect to Restricted Stock Units; and (ii) designates the distribution date of such shares.
(xiii) “Successor-in-Interest” means the estate or beneficiary to whom the right to payment under the Plan shall have passed by will or the laws of descent and distribution.
(xiv) “Vesting Date” means the date on which the restrictions imposed on a share issuable with respect to a Restricted Stock Unit lapse.
10. Long Term Performance Awards.
A. General Requirements. “Long-Term Performance Award” means an award made pursuant to Section 10 hereof that is payable in cash and/or shares of Common Stock (including Restricted Stock and Performance Shares) in accordance with the terms of the grant, based on Company, business unit and/or individual performance over a period of at least two years, in each case as determined by the Committee and as set forth in the grant letter.
B. Awards and Administration. Long Term Performance Awards may be awarded either alone or in addition to other awards granted under the Plan. Prior to award of a Long Term Performance Award, the Committee shall determine the nature, length and starting date of the performance period (the “performance period”) for each Long Term Performance Award, which shall be at least two years (subject to Section 12 below). Performance periods may overlap and participants may participate simultaneously with respect to Long Term Performance Awards that are subject to different performance periods and/or different performance factors and criteria. Prior to award of a Long Term Performance Award, the Committee shall determine the performance objectives to be used in valuing Long Term Performance Awards and determine the extent to which such Long Term Performance Awards have been earned. Performance objectives may vary from participant to participant and between groups of participants and shall be based upon such Company, business unit and/or individual performance factors and criteria as the Committee may deem appropriate, as approved by the stockholders of the Company. If the Committee has determined to comply with the rules and regulations under Section 162(m) of the Code, the Committee shall determine, in its sole discretion, the extent to which the performance objectives for any Long Term Performance Award should be disclosed to and approved by the stockholders of the Company and otherwise comply with such rules and regulations.

At the beginning of each performance period, the Committee shall determine for each Long Term Performance Award subject to such performance period the range of dollar values or number of shares of Common Stock to be awarded to the participant at the end of the performance period if and to the extent that the relevant measure(s) of performance for such Long Term Performance Award is (are) met; provided, however, that no participant shall be awarded a Long Term Performance Award with a dollar value in excess of One Million Dollars ($1,000,000) (determined as of the time such Long Term Performance Award is granted) for the performance period to which the Long Term Performance Award relates. Such dollar values or number of shares of Common Stock may be fixed or may vary in accordance with such performance and/or other criteria as may be specified by the Committee, in its sole discretion.
C. Adjustment of Awards. In the event of special or unusual events or circumstances affecting the application of one or more performance objectives to a Long Term Performance Award, the Committee may revise the performance objectives and/or underlying factors and criteria applicable to the Long Term Performance Awards affected, to the extent deemed appropriate by the Committee, in its sole discretion, to avoid unintended windfalls or hardship.
D. Termination of Service. Unless otherwise provided in the applicable award agreement(s), if a participant terminates service with the Corporation during a performance period because of death, disability or retirement (as such terms may be defined in the grant letter with respect to such Long Term Performance Award), such participant (or his estate) shall be entitled to a payment with respect to each outstanding Long Term Performance Award at the end of the applicable performance period:
(i) based, to the extent relevant under the terms of the award, upon the Company, business unit and/or individual performance for the portion of such performance period ending on the date of termination and the Company, business unit and/or individual performance for the entire performance period, and
(ii) pro-rated, where deemed appropriate by the Committee, for the portion of the performance period during which the participant was employed by the Company, all as determined by the Committee, in its sole discretion.
However, the Committee may provide for an earlier payment in settlement of such award in such amount and under such terms and conditions as the Committee deems appropriate, in its sole discretion.
Except as otherwise determined by the Committee, if a participant terminates service with the Company during a performance period for any other reason, then such participant shall not be entitled to any payment with respect to the Long Term Performance Awards subject to such performance period, unless the Committee shall otherwise determine, in its sole discretion.

In the event of a Change of Control (as such term is defined in the grant letter with respect to such Long Term Performance Award), the Committee may, in its sole discretion, cause all conditions applicable to a Long Term Performance Award to immediately terminate and a stock certificate or stock certificates representing shares of Common Stock subject to such award, or cash, as the case may be, to be issued and/or delivered to the participant.
E. Form of Payment. The earned portion of a Long Term Performance Award may be paid currently or on a deferred basis, together with such interest or earnings equivalent, if any, as may be determined by the Committee, in its sole discretion. Payment shall be made in the form of cash or whole shares of Common Stock, including Restricted Stock, either in a lump sum payment or in annual installments commencing as soon as practicable after the end of the relevant performance period, all as the Committee shall determine at or after grant. If and to the extent a Long Term Performance Award is payable in Common Stock and the full amount of such value is not paid in Common Stock, then the shares of Common Stock representing the portion of the value of the Long Term Performance Award not paid in Common Stock shall again become available for award under the Plan, subject to Section 4. Prior to any payment, the Committee shall certify that all of the performance goals or other material terms of the award have been met.
11. Performance Shares.
A. General Requirements. “Performance Share” means an award made pursuant to Section 11 hereof of the right to receive shares of Common Stock at the end of a specified performance period.
B. Awards and Administration. The Committee shall determine the persons to whom and the time or times at which Performance Shares shall be awarded, the number of Performance Shares to be awarded to any such person, the duration of the period (the “performance period”) during which, and the conditions under which, receipt of the shares of Common Stock will be deferred, and the other terms and conditions of the award in addition to those set forth below.
The Committee may condition the receipt of shares of Common Stock pursuant to a Performance Share award upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine, in its sole discretion.
The provisions of Performance Share awards need not be the same with respect to each participant, and such awards to individual participants need not be the same in subsequent years.

C. Terms and Conditions. Performance Shares awarded pursuant to this Section 11 shall be subject to the following terms and conditions and such other terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:
(i) Conditions. The Committee, in its sole discretion, shall specify the performance period during which, and the conditions under which, the receipt of shares of Common Stock covered by the Performance Share award will be deferred.
(ii) Stock Certificate. At the expiration of the performance period, if the Committee, in its sole discretion, determines that the conditions specified in the Performance Share agreement have been satisfied, a stock certificate or stock certificates representing the number of shares of Common Stock covered by the Performance Share award shall be issued and delivered to the participant. A participant shall not be deemed to be the holder of Common Stock, or to have the rights of a holder of Common Stock, with respect to the Performance Shares unless and until a stock certificate or stock certificates representing such shares of Common Stock are issued to such Participant.
(iii) Death, Disability or Retirement. Subject to the provisions of the Plan, if a participant terminates service with the Corporation during a performance period because of death, disability or retirement (as such terms may be defined in the grant letter with respect to such Performance Share award), such participant (or his estate) shall be entitled to a payment with respect to each outstanding Performance Share award at the end of the applicable performance period:
(a) based, to the extent relevant under the terms of the award, upon the the attainment of specified performance goals or such other factors or criteria as the Committee set forth in the Performance Share award for the portion of such performance period ending on the date of termination and the attainment of such goals or other factors or criteria for the entire performance period, and
(b) pro-rated, where deemed appropriate by the Committee, for the portion of the performance period during which the participant was employed by the Company, all as determined by the Committee, in its sole discretion.
However, the Committee may provide for an earlier payment in settlement of such award in such amount and under such terms and conditions as the Committee deems appropriate, in its sole discretion.
(iv) Termination of Service. Unless otherwise determined by the Committee at the time of grant, the Performance Shares will be forfeited upon a termination of service during the performance period for any reason other than death, disability or retirement.
(v) Change of Control. In the event of a Change of Control (as such term is defined in the grant letter with respect to such Performance Share award), the Committee may, in its sole discretion, cause all conditions applicable to the Performance Shares to immediately terminate and a stock certificate or stock certificates representing shares of Common Stock subject to the Performance Share award to be issued and delivered to the participant.

12. Qualified Performance-Based Compensation.
A. Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Appreciation Rights, Restricted Stock, Long Term Performance Awards or Performance Shares granted to an employee shall be considered “qualified performance-based compensation” under Code section 162(m). The provisions of this Section 12 shall apply to any such grants that are to be considered “qualified performance-based compensation” under Code section 162(m). To the extent that grants of Stock Appreciation Rights, Restricted Stock, Long Term Performance Awards or Performance Shares are designated as “qualified performance-based compensation” under Code section 162(m) are made, no such grant may be made as an alternative to another grant that is not designated as “qualified performance based compensation” but instead must be separate and apart from all other grants made.
B. Performance Goals. When Stock Appreciation Rights, Restricted Stock, Long Term Performance Awards or Performance Shares that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and the requirements of Code section 162(m) for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.
C. Criteria Used for Objective Performance Goals. In setting the performance goals for grants designated as “qualified performance-based compensation” pursuant to this Section 12, the Committee shall use objectively determinable performance goals based on one or more of the following criteria: pre- or after-tax net earnings, sales or revenue, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, stock price growth, gross or net profit margin, earnings per share, price per share, market share or strategic business criteria consisting of one or more Company objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, product development goals, goals relating to acquisitions or divestitures or any other objective measure derived from any of the foregoing criteria. The performance goals may relate to the participant’s business unit or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among participants.
D. Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under Code section 162(m).

E. Announcement of Results. The Committee shall certify and announce the results for the performance period to all participants after the Company announces the Company’s financial results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the applicable grants for the performance period shall be forfeited or shall not be paid, as applicable.
F. Death, Disability or Other Circumstances. The Committee may provide that grants shall be payable or restrictions shall lapse, in whole or in part, in the event of the Participant’s death or disability during the performance period, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under Code section 162(m).
13. Adjustment in Event of Recapitalization of the Company
A. Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Grant and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Grants have yet been granted or which have been returned to the Plan upon cancellation or expiration of a Stock Option, forfeiture of Restricted Stock or issuance of fewer shares of Common Stock upon payment of a Long Term Performance Award or Performance Share award than were the original subject of such awards, including the maximum number of shares of Common Stock for which Grants may be granted to any employee in any calendar year, as well as the price per share of Common Stock covered by any outstanding Stock Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, or other similar event that affects the Common Stock such that an adjustment is required to preserve or prevent enlargement of the benefits or potential benefits made available under the Plan. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Grant.
B. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, all outstanding Awards will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its discretion in such instances, declare that any Award shall terminate as of a date fixed by the Committee and (i) give each holder of a Stock Option the right to exercise the holder’s Stock Option as to all or any part of the shares of Common Stock covered by the Stock Option, including shares as to which the Stock Option would not otherwise be exercisable, (ii) subject to the provisions of Code section 162(m), determine that the restrictions with respect to any Restricted Stock shall lapse, in whole or in part, or (iii) subject to the provisions of Code section 162(m), determine to pay all or any portion of a Long Term Performance Award or Performance Share award notwithstanding that the performance criteria set forth therein have not been satisfied in full or that the performance period has not expired.

C. Sale or Merger. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Committee, in the exercise of its sole discretion, may take such action as it deems desirable, including, but not limited to: (i) causing an Award to be assumed or an equivalent Award to be substituted by the successor corporation or a parent or subsidiary of such successor corporation, (ii) providing that each option holder shall have the right to exercise the option holder’s Stock Option as to all of the shares of Common Stock covered by the Stock Option, including shares as to which the Stock Option would not otherwise be exercisable, (iii) declaring that a Stock Option shall terminate at a date fixed by the Committee provided that the option holder is given notice and opportunity to exercise the then exercisable portion of the option holder’s Stock Option prior to such date, (iv) subject to the provisions of Code section 162(m), determine that the restrictions with respect to any Restricted Stock shall lapse, in whole or in part, or (v) subject to the provisions of Code section 162(m), determine to pay all or any portion of a Long Term Performance Award or Performance Share award notwithstanding that the performance criteria set forth therein have not been satisfied in full or that the performance period has not expired.
14. Amendment of Plan
The Committee, within its discretion, shall have authority to amend the Plan and the terms of any Grant issued hereunder at any time, subject to any required stockholder approval or any stockholder approval that the Committee may deem advisable for any reason, such as for the purpose of obtaining or retaining the statutory or regulatory benefits under tax, securities or other laws as satisfying any applicable stock exchange or Nasdaq listing requirement. The Committee may not, without the consent of the recipient of any Grant previously made hereunder alter or impair any right or obligation under such Grant, except as specifically authorized herein.
15. Rights of a Stockholder
The recipient of any Grant under the Plan, unless otherwise provided by the Plan or the award letter evidencing such Grant, shall have no rights as a stockholder unless and until certificates for shares of Common Stock are issued and delivered to him without the restrictive legend contemplated by Section 8 hereof.
16. No Guaranty of Employment or Participation
Nothing contained in the Plan or in any award letter with respect to a Grant shall confer upon any participant the right to continue in the employment of the Company or any subsidiary of the Company or affect any right that the Company or any subsidiary of the Company may have to terminate the employment of such participant. No person shall have a right to be selected to participate in the Plan or, having been so selected, to receive any future Grants.
17. Withholding
A. Taxes. Subject to the rules of Section 17B, the Company shall be entitled, if necessary or desirable, to withhold the amount of any tax, charge or assessment attributable to any Vesting Date, issuance of or lapse of restrictions with respect to other shares pursuant to Grants under the Plan, making of any other payments pursuant to Grants under the Plan or distribution of all or any part of a participant’s Account. The Company shall not be required to deliver shares or other amounts payable with respect to any Grants or distribute a participant’s Account until it has been indemnified to its satisfaction for any such tax, charge or assessment.

B. Payment of Tax Liabilities; Election to Withhold Shares or Pay Cash to Satisfy Tax Liability.
(i) In connection with the occurrence of a Vesting Date, issuance of other shares or making of other payments pursuant to Grants under the Plan, the lapse of any restrictions with respect to Restricted Stock issued under the Plan or the distribution of a participant’s Account, the Company shall have the right to (A) require the participant to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for shares or the making of any such payment or distribution, or (B) take any action whatever that it deems necessary to protect its interests with respect to tax liabilities. The Company’s obligation to make any delivery or transfer of shares or other payment or distribution with respect to Grants under the Plan shall be conditioned on the participant’s compliance, to the Company’s satisfaction, with any withholding requirement.
(ii) Except as otherwise provided in this Section 17B(ii), any tax liabilities incurred in connection with the occurrence of a Vesting Date, issuance of other shares or making of any payment pursuant to Grants under the Plan, the lapse of any restrictions with respect to Restricted Stock or the distribution of a participant’s Account shall, to the extent such liabilities cannot be satisfied in full by withholding cash payable in connection with such event, be satisfied by the Company’s withholding a portion of any shares to be so distributed or issued having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld by the Company under applicable law, unless otherwise determined by the Committee with respect to any participant. Notwithstanding the foregoing, the Committee may permit a participant to elect one or both of the following: (A) to have taxes withheld in excess of the minimum amount required to be withheld by the Company under applicable law; provided that the participant certifies in writing to the Company at the time of such election that the participant owns Other Available Shares (as defined below) having a Fair Market Value that is at least equal to the amount to be withheld by the Company in payment of withholding taxes in excess of such minimum amount; and (B) to pay to the Company in cash all or a portion of the taxes to be withheld in connection with such Vesting Date, issuance of other shares or making of any payment pursuant to Grants under the Plan, lapse of restrictions on Restricted Stock or Account distribution. In all cases, any shares so withheld by the Company shall have a Fair Market Value that does not exceed the amount of taxes to be withheld minus the cash payment, if any, made by the participant or withheld from an Account distribution or other payment. Any election pursuant to this Section 17B(ii) must be in a writing made prior to the date specified by the Committee, and in any event prior to the date the amount of tax to be withheld or paid is determined. An election pursuant to this Section 17B(ii) may be made only by a participant or, in the event of the participant’s death, by the participant’s legal representative. Shares withheld pursuant to this Section 17B(ii) shall be available for subsequent grants under the Plan. The Committee may add such other requirements and limitations regarding elections pursuant to this Section 17B(ii) as it deems appropriate.

(iii) “Other Available Shares” shall mean, as of any date, the sum of:
(a) the total number of shares owned by a participant or such participant’s Family Member (as defined below) that were not acquired by such participant or such participant’s Family Member pursuant to the Plan or otherwise in connection with the performance of services to the Company; plus
(b) the excess, if any of:
(A) the total number of shares owned by a participant or such participant’s Family Member other than the shares described in Section 17B(iii)(a); over
(B) the sum of:
(I) the number of such shares owned by such participant or such participant’s Family Member for less than six months; plus
(II) the number of such shares owned by such participant or such participant’s Family Member that has, within the preceding six months, been the subject of a withholding certification pursuant to Section 17; plus
(III) the number of such shares owned by such participant or such participant’s Family Member that has, within the preceding six months, been received in exchange for shares surrendered as payment, in full or in part, but only to the extent of the number of shares surrendered; plus
(IV) the number of such shares owned by such participant or such participant’s Family Member as to which evidence of ownership has, within the preceding six months, been provided to the Committee in connection with the crediting of “Deferred Stock Units” (as defined in Section 9N) to such participant’s Account.
For purposes of this Section 17B(iii), a share that is subject to a deferral election shall not be treated as owned by a participant until all conditions to the delivery of such share have lapsed.
(iv) “Family Member” shall mean any child, grandchild, parent, grandparent, including in each case adoptive relationships, stepchild, spouse, a trust in which these persons and the participant collectively have more than fifty percent of the beneficial interest and any other entity in which these persons and the participant collectively own more than fifty percent of the voting interests.
18. Non-Uniform Determinations
The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive Grants, the form, amount and timing of such Grants and the terms and provisions of Grants and the award letters evidencing same) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Grants under the Plan whether or not such persons are similarly situated.

19. Reservation of Shares
The Company, during the term of the Plan, will at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability for the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.
20. Effect on Other Plans
Participation in the Plan shall not affect an employee’s eligibility to participate in any other benefit or incentive plan of the Company or any subsidiary of the Company. Any Grants made pursuant to the Plan shall not be used in determining the benefits provided under any other plan of the Company or any subsidiary of the Company unless specifically provided.
21. Forfeiture
Notwithstanding anything to the contrary in the Plan, if the Committee finds, by a majority vote, after full consideration of the facts presented on behalf of both the Company and any option holder, that a participant has been engaged in fraud, embezzlement, theft or commission of a felony or retention by the Company or any subsidiary of the Company or that a participant has willfully disclosed confidential information of the Company or any subsidiary of the Company and that such disclosure damaged the Company or any subsidiary of the Company, the participant shall forfeit all unexercised Stock Options, all exercised Stock Options under which the Company has not yet delivered the certificates, and all Restricted Stock, Stock Appreciation Rights, Long Term Performance Awards and Performance Shares. The decision of the Committee in interpreting and applying the provisions of this Section 21 shall be final. No decision of the Committee, however, shall affect the finality of the discharge or termination of such participant by the Company or any subsidiary of the Company in any manner.
22. No Prohibition on Corporate Action
No provision of the Plan shall be construed to prevent the Company or any officer or director thereof from taking any action deemed by the Company or such officer or director to be appropriate or in the Company’s best interest, whether or not such action could have an adverse effect on the Plan or any Grants made hereunder, and no participant or participant’s estate, personal representative or beneficiary shall have any claim against the Company or any officer or director thereof as a result of the taking of such action.
23. Indemnification
With respect to the administration of the Plan, the Company shall indemnify each present and future member of the Committee and the Board against, and each member of the Committee and the Board shall be entitled without further action on his or her part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of, any action, suit or proceeding in which he may be involved by reason of his or her being or having been a member of the Committee or the Board, whether or not he continues to be such member at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee or the Board (i) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his or her duty as such member of the Committee or the Board; or (ii) in respect of any matter in which any settlement is effected for an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee or the Board unless, within 60 days after institution of any such action, suit or proceeding, he shall have offered the Company in writing the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee or the Board and shall be in addition to all other rights to which such member may be entitled as a matter of law, contract or otherwise.
24. Miscellaneous Provisions
A. Compliance with Plan Provisions. No participant or other person shall have any right with respect to the Plan, the Common Stock reserved for issuance under the Plan or in any Stock Option or Restricted Stock until a written award letter shall have been executed by the Company and all the terms, conditions and provisions of the Plan and the Grant applicable to such participant (and each person claiming under or through him) have been met.
B. Approval by Company. In the discretion of the Committee, no shares of Common Stock, other securities or property of the Company or other forms of payment shall be issued hereunder with respect to any Stock Option or Restricted Stock award unless the Company’s General Counsel or Chief Financial Officer shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.
C. Compliance with Rule 16b-3. To the extent that Rule 16b-3 under the Exchange Act applies to Grants made under the Plan, it is the intention of the Company that the Plan comply in all respects with the requirements of Rule 16b-3, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that, if the Plan shall not so comply, whether on the date of adoption or by reason of any later amendment to or interpretation of Rule 16b-3, the provisions of the Plan shall be deemed to be automatically amended so as to bring them into full compliance with such rule.
D. Unfunded Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregations of assets under the Plan.
E. Effects of Acceptance of Grant. By accepting any Stock Option, Restricted Stock or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board and/or the Committee or its delegates.

F. Construction. The masculine pronoun shall include the feminine and neuter, and the singular shall include the plural, where the context so indicates.
G. Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Stock Options hereunder, the issuance of Restricted Stock hereunder and the other obligations of the Company hereunder, including Stock Appreciation Rights, Long Term Performance Awards and Performance Shares, shall be subject to all applicable federal and state laws, rules and regulations, and to such approval by all regulatory or governmental agencies as may be required. The Company, in its discretion, may postpone the granting and exercising of Stock Options, the issuance or delivery of Common Stock under any Stock Option or any award of Restricted Stock, or any other action sanctioned under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Common Stock or other required action under any federal or state law, rule or regulation and may require any option holder to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Stock Option or to otherwise sell or issue Common Stock in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Stock Option, issuance of Restricted Stock, Stock Appreciation Rights, Long Term Performance Awards and Performance Shares under this provision shall not extend the term of such Stock Option or modify the forfeiture provisions of such Restricted Stock, Stock Appreciation Rights, Long Term Performance Awards or Performance Shares. The Company, the Committee and the other directors or officers of the Company shall not have any obligation or liability to an option holder with respect to any Stock Option (or Common Stock issuable thereunder), Restricted Stock, Stock Appreciation Rights, Long Term Performance Awards or Performance Shares that shall lapse or be forfeited because of such postponement. Likewise, the Committee may postpone the exercise of Stock Options, the issuance or delivery of Common Stock under any Stock Option, Restricted Stock, Stock Appreciation Rights, Long Term Performance Awards and Performance Shares and any action sanctioned under the Plan to prevent the Company or any affiliate from being denied a federal income deduction with respect to any Stock Option other than an Incentive Stock Option, the issuance of any Restricted Stock, Stock Appreciation Rights, Long Term Performance Awards and Performance Shares.
H. Governing Law. The Plan and all award letters hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.
I. No Impact on Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in connection with any Grant shall be treated as compensation for purposes of calculating an option holder’s rights and benefits under such plan, policy or program.

J. No Constraint on Corporation Action. Nothing in this Plan shall be construed to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets or, except as provided in Section 13, to limit the power or right of the Company or any affiliate to take any action which such entity deems to be necessary or appropriate.
K. Beneficiary Designation. Each participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in the event of the participant’s death. Each designation will revoke all prior designations by the same participant, must be in a form prescribed by the Committee, and will be effective only when filed by the participant in writing with the Committee during the option holder’s lifetime. In the absence of any such designation, benefits remaining unpaid at a participant’s death shall be paid to or exercised by the participant’s surviving spouse, if any, or otherwise to or by his or her estate.
L. Code Section 409A Compliance. It is intended that this amended and restated Plan be drafted and administered in compliance with Code section 409A including, but not limited to, any future amendments to Code section 409A, and any other Internal Revenue Service or other governmental rulings or interpretations (“IRS Guidance”) issued pursuant to Section 409A so as not to subject the Participant to payment of interest or any additional tax under Code section 409A. In furtherance thereof, if payment or provision of any amount or benefit hereunder that is subject to Code section 409A at the time specified herein would subject such amount or benefit to any additional tax under Code section 409A, the payment or provision of such amount or benefit shall be postponed to the earliest commencement date on which the payment or provision of such amount or benefit could be made without incurring such additional tax. In addition, to the extent that any IRS Guidance issued under Code section 409A would result in the Participant being subject to the payment of interest or any additional tax under Code section 409A, the parties agree, to the extent reasonably possible, to amend this Plan in order to avoid the imposition of any such interest or additional tax under Code section 409A, which amendment shall have the minimum economic effect necessary and be reasonably determined in good faith by the Company and the Participant.
As amended through April 28, 2011.